The Turner Corporation By-Laws                         Exhibit 3(b)










                          THE TURNER CORPORATION


                                  BY-LAWS
























DATED:   JUNE 11, 1993


                          THE TURNER CORPORATION

                                  BY-LAWS



                                 ARTICLE I

                         Meetings of Stockholders



      Section 1.1  Annual Meetings.  The annual meeting of the stockholders shall be held each year on such date, and at such time and place (within or without the State of Delaware) as may be designated by the Board of

Directors.



      Section 1.2  Special Meetings.  Special meetings of the stockholders may be called at any time by the Secretary at the direction of the Board of

Directors, to be held on such date, and at such time and place (within or without the State of Delaware) as may be designated by the Board of

Directors.



      Section 1.3  Notice of Meeting; Record Date; Quorum; Voting. Notice

of every meeting of stockholders shall be given, and a record date for the meeting shall be established, in accordance with the General Corporation

Law of the State of Delaware.  The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.  Directors shall be chosen by a plurality of the votes cast.  Except as otherwise provided by the Certificate of  Incorporation of the Corporation or by law, all other questions shall be determined by a majority of the votes cast.

                                ARTICLE II

                            Board of Directors



      Section 2.1  Number.  The number of Directors which shall constitute the

whole Board of Directors shall be not less than nine nor more than fifteen,

as may be fixed from time to time by resolution of the Board of Directors.

The Board of Directors shall consist of twelve Directors until changed as herein provided.



      Section 2.2  Classification, Election and Term of Office.  The Board

of Directors shall be divided into three classes, which shall be as nearly equal in number as possible.  Directors shall be elected for three year terms.  Newly created Directorships resulting from an increase in the number of  Directors or vacancies occurring in the Board of Directors may be filled by the Board.  Each Director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.



      Section 2.3  Meetings, Quorum and Manner of Acting.  A meeting

("Organization Meeting") of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of Directors.



      The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held.  Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of the action shall be mailed promptly to each

Director who shall not have been present at the meeting at which the action was taken, addressed to him at his residence or usual place of business.



      Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the President or any

Director.  Except as otherwise required by law, notice of each special meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram,

radio, cable, telex, or telecopier, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held.  Such notice shall state the time and place of the meeting, but need not state the purpose therefore, unless otherwise required by law.



      Notice of any meeting need not be given to any Director who shall attend the meeting in person or who shall waive notice thereof, before or after the meeting, in writing.  At each meeting of the Board of Directors the presence of a majority of the whole Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice of waiver.  A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the

Certificate of Incorporation of the Corporation or these By-Laws.



      Members of the Board of  Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.



      Section 2.4  Action Without a Meeting.  Any action which might have been taken under these By-Laws by vote of the Directors at a meeting of the

Board of Directors may be taken without a meeting if all the members of the

Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors.



      Section 2.5  Resignation of Directors.  Any Director may resign at any time by giving written notice of such resignation of the Board of

Directors.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.



      Section 2.6  Compensation of Directors.  Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing herein contained shall be construed to preclude any Director from serving the

Corporation in any other capacity and receiving compensation therefor.



                                ARTICLE III

                                 Officers



      Section 3.1  Officers.  The Board of Directors shall elect a Chairman of the Board, a President, a Chairman of the Executive Committee, one or

more Vice Presidents, a Controller, a Treasurer and a Secretary and, in its

discretion, a Vice Chairman of the Board, one or more Executive Vice

Presidents and one or more Senior Vice Presidents, all of which officers shall be Executive Officers.  The Board of Directors may, from time to time, fill vacancies and elect additional Executive Officers and such other officers (including one or more Assistant Vice Presidents, Assistant

Controllers, Assistant Treasurers and Assistant Secretaries) as it may deem appropriate.  Any two or more offices may be held by the same person,

except that the Offices of the President and the Secretary may not be held by the same person.



      Section 3.2.  Election, Term of Office and Qualifications.  Each

officer (except such officers as may be appointed in accordance with the provisions of Section 3.3) shall be elected by the Board of Directors.

Each such officer shall hold his office until the next Organization Meeting and until his successor shall have been elected or until his death, or until he shall have resigned in the manner provided in Section 3.4 or shall have been removed in the manner provided in Section 3.5.  The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive

Committee and the President shall be members of the Board of Directors but none of the other officers need be a Director.



      Section 3.3  Subordinate Officers and Agents.  The Board of Directors

from time to time may appoint other officers or agents to hold office for such period, have such authority and perform such duties as may be provided in the resolutions appointing them.  The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

      Section 3.4  Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or, in the case of a subordinate officer appointed in accordance with Section 3.3,

the appointing officer or agent.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof  by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective.



      Section 3.5  Removal.  Any officer specifically designated in Section

3.1 may be removed with or without cause at any meeting of the Board of

Directors by affirmative vote of a majority of the Directors then in office. Any officer or agent appointed in accordance with the provisions of

Section 3.3 may be removed with or without cause at any meeting of the

Board of Directors by affirmative vote of a majority of the Directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of

Directors.



      Section 3.6  Vacancies.  A vacancy in any office by reason of death,

resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-

Laws for regular election or appointment to such office.



      Section 3.7  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders,

and shall have such other powers and perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.  In the absence or incapacity of the Chairman of the Board, his duties as Chairman shall be performed by such Executive

Officer as is designated by the Chairman of the Board or the Board of

Directors.

      If the Chairman of the Board has been designated the Chief Executive

Officer, he shall perform the duties and have the powers of the Chief

Executive Officer.



      Section 3.8  Chief Executive Officer.  The Chief Executive Officer

shall have the responsibility for carrying out the policies of the Board of

Directors and, subject to the control of the Board, shall provide general leadership in matters of policy and planning and have general and active charge, control and supervision of the business, property and affairs of the Corporation, and shall determine the duties of and may assign titles to non-officers.



      The Chairman of the Board is designated as the Chief Executive

Officer.  In his absence or incapacity, the duties and powers of the Chief

Executive Officer shall be performed by such Executive Officer as is designated by the Chairman of the Board or the Board of Directors.



      Section 3.9  President.  The President shall have such powers and duties as are given by these By-Laws or as from time to time may be assigned to him by the Board of Directors or by the Chairman of the Board

if the Chairman has been designated the Chief Executive Officer.



      If the Chairman of the Board has been designated the Chief Executive

Officer, the President shall assist the Chairman of the Board in the control and supervision of the business, property and affairs of the

Corporation. The President may be designated the Chief Operating Officer of the Corporation.



      Section 3.10  Chairman of the Executive Committee.  The Chairman of

the Executive Committee shall preside at all meetings of the Executive

Committee.   He shall perform such other duties as the Board of Directors may assign to him.



      Section 3.11  Vice Chairman of the Board.  In the absence or incapacity of the Chairman of the Board, the Vice Chairman of the Board, if

any, shall perform the duties of the Chairman of the Board.  He shall have such other powers and perform such other duties as are given him by these

By-Laws or as from time to time may be assigned to him by the Board of

Directors or by the Chief Executive Officer.



      Section 3.12  Executive Vice Presidents and Senior Vice Presidents.

Executive Vice Presidents and Senior Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of

Directors, the Chief Executive Officer or the President.



      Section  3.13  Controller.  The Controller shall keep or cause to be kept full and accurate accounts of the financial transactions of the

Corporation and shall render an account of such transactions whenever required by the Chief Executive Officer or the Board of Directors.  He

shall perform such other duties as the Chief Executive Officer or the

President may assign to him.



      Section 3.14  Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation and shall perform such other duties as the Chief Executive Officer or the President may assign to him.



      Section 3.15  Secretary.  The Secretary shall give all required notices of the meetings of the stockholders and of the Board of Directors,

attend and act as Secretary at all meetings of the stockholders, the Board of Directors and the Executive Committee, keep the records thereof and be the custodian of the seal of the Corporation.  He shall perform such other duties as the Chief Executive Officer may assign to him.



      Section 3.16  General Duties of Officers.  Each officer, other than the Chairman of the Board and the President, in addition to such other powers and duties as are given to him by these By-Laws, shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.



                                ARTICLE IV

                                Committees



      Section 4.1  Executive Committee.  At each Organization Meeting, the

Board of Directors shall designate an Executive Committee which shall consist of the Chairman of the Board, the Chairman of the Executive

Committee, the President and not less than two other Directors.  The members of the Committee shall serve at the pleasure of the Board of

Directors until the next Organization Meeting.  If any member of the

Committee shall cease to be a member of the Board of Directors, he shall cease to be a member of the Committee.  If any vacancy in the Committee shall occur, the remaining members of the Committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of

Directors.  The Secretary of the Committee shall be the Secretary of the

Corporation.  The Committee may appoint from its membership other officers for its own proceedings and adopt rules for the conduct of its business.

Meetings of the Committee shall be held at the call of the Chairman of the

Executive Committee or, in the absence of the Chairman, at the call of any member of the Committee.  The number of members of the Committee required for a quorum at any meeting thereof shall be three.



      During the intervals between the meetings of the Board of Directors,

the Executive Committee shall have all the authority of the Board of

Directors, except the authority to submit any matter to stockholders, fill vacancies in the Board of Directors or any committee of the Board, fix the compensation as such of Directors and members of committees of Directors,

adopt, amend or repeal By-Laws, or amend or repeal any resolution of the

Board of Directors, which, by its terms, prohibits such amendment or repeal. Action taken at any meeting shall be reported at the next meeting of the

Board of Directors.



      Section 4.2  Compensation and Stock Option Committee.  At each

Organization Meeting, the Board of Directors shall designate a Compensation and Stock Option Committee which shall consist of not less than three

Directors who are eligible to serve under the terms of the Executive

Incentive Compensation Plan, Incentive Compensation Plan, 1978 Stock Option

Plan, 1981 Incentive Stock Option Plan and such other plans as the Board of

Directors may have adopted and designated the Committee as the committee to administer the plan.  The members of the Committee shall serve at the pleasure of the Board of Directors until the next Organization Meeting.  If any member of the Committee shall cease to be a member of the Board of

Directors, or otherwise becomes ineligible to serve, he shall cease to be a member of the Committee.



      The Committee shall administer the Executive Incentive Compensation

Plan, Incentive Compensation Plan, 1978 Stock Option Plan, 1981 Incentive

Stock Option Plan and such other plans as the Board of Directors may have adopted and designated the Committee as the committee to administer the plan, and approve the salaries of and other compensation paid to all

Executive Officers of the Corporation, except the salaries of the Chairman of the Board, the Vice Chairman of the Board, the President, the Chairman

of the Executive Committee, a member of this Committee and the compensation, as such, of Directors and members of committees of Directors,

which shall be approved by the Board of Directors.  Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.



      Section 4.3  Contract Review Committee.  At each Organization

Meeting, the Board of Directors shall designate a Contract Review Committee which shall consist of the Chairman of the Board, the President and other

Executive Officers of the Corporation or any subsidiary of the Corporation.

The members of the Committee shall serve at the pleasure of the Board of

Directors until the next Organization Meeting.  If any member of the

Committee shall cease to be an Executive Officer, he shall cease to be a member of the Committee.  A majority of the members of the Committee, which majority shall include either the Chairman of the Board or the President,

shall be necessary to constitute a quorum at any meeting.



      The Contract Review Committee shall have authority in respect of construction contract matters as provided in Section 5.1 of these By-Laws and shall have such additional authority as may be designated from time to time by resolution of the Board of Directors.  Action taken by the

Committee shall be reported at the next meeting of the Board of Directors or the Executive Committee.



      Section 4.4  Audit Committee.  At each Organization Meeting, the

Board of Directors shall designate an Audit Committee which shall consist of not less than three Directors who are not Executive Officers.  The members of the Committee shall serve at the pleasure of the Board of

Directors until the next Organization Meeting.  If any member of the

Committee shall cease to be a member of the Board of Directors, or otherwise becomes ineligible to serve, he shall cease to be a member of the

Committee.



      The Committee shall recommend the firm of independent public accountants to act as the Corporation's independent auditors, confer with the Corporation's independent  auditors as to the scope of their proposed audit, review the findings and recommendations of the independent auditors,

review with the Corporation's internal audit and accounting personnel, the

Corporation's financial controls, procedures and practices, and review the

Corporation's compliance with its operating policy statement.  Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.



      Section 4.5  Nominating Committee. At each Organization Meeting, the

Board of Directors shall designate a Nominating Committee which shall consist of the Chairman of the Board and not less than two other Directors

neither of whom is an Executive Officer.   The members of the Committee

shall serve at the pleasure of the Board of Directors until the next

Organization Meeting.  If any member of the Committee shall cease to be a member of the Board of Directors, or otherwise becomes ineligible to serve,

he shall cease to be a member of the Committee.



          The Committee shall select and recommend nominees for

directorships to the Board of Directors and review senior management organizational plans.  Action taken at any meeting of the Committee shall be reported at the next meeting of the Board of Directors.



      Section 4.6  Other Committees.  The Board of Directors may designate such other committees as may from time to time be found necessary or convenient for the proper conduct of the business of the Corporation, and their duties and authority.  Action taken at any meeting of any such committee shall be reported at the next meeting of the Board of Directors.



      Section 4.7  Actions by Committee Without Meetings.  Any action required or permitted to be taken by any committee of the Board of

Directors may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action.



      Section 4.8  Participation in Meetings by Telephone.  Any one or more of the members of any committee of the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the

meeting to hear each other at the same time.   Participation by such means

shall constitute presence in person at a meeting.

                                 ARTICLE V

                       Execution of Instruments and

                         Deposit of Corporate Funds



      Section 5.1  Contracts.  The authority to approve contracts for, and to submit binding proposals with respect to the design, the construction or the management of the construction of buildings and other projects as required by the By-Laws of any subsidiary shall be exercised as follows:



      Contracts and proposals having an estimated total cost of $2,000,000 or less by Managers of Special Projects Divisions or other offices of

Turner Construction Company. provided such Managers have been so authorized by the Contract Review Committee.



      Contracts and proposals having an estimated total cost of $10,000,000 or less by Executive Officers and those Vice Presidents designated as

Construction Executives, in the case of Turner Construction Company, or, in the case of any other subsidiary, by the Chairman of the Board of such subsidiary or any other executive officer designated by such Chairman of the Board, without additional approval or authorization.



      Contracts and proposals having an estimated total cost in excess of

$10,000,000 to $20,000,000 upon the prior approval and authorization by a

Group Vice President, or, in absence, by a Senior Vice President, an

Executive Vice President, the President, the Vice Chairman, or the Chairman

of the Board of Turner Construction Company, or, in the case of any subsidiary, upon the approval and authorization by the Chairman of the

Board of such subsidiary or any other executive officer designated by such

Chairman.



      Contracts and proposals having an estimated total cost in excess of

$20,000,000, to $25,000,000 in the case of Turner Construction Company,

upon the prior approval and authorization by the President or Chairman of

Turner Construction Company.



      Contracts and proposals having an estimated total cost in excess of

$25,000,000 in the case of Turner Construction Company, or, in excess of

$20,000,000, in the case of any other subsidiary, upon the prior approval and authorization by the Contract Review Committee.



      All contracts and proposals approved and authorized in accordance with these By-Laws, shall be reported promptly to the Contract Review

Committee.



      Terms and conditions in contracts and proposals, which may include those relating to joint ventures, partnerships or other joint undertakings with others, which the  Contract Review Committee may, from time to time,

specify, relating to the design, the construction or the management of the construction, required to be approved by the Corporation by the By-Laws of any subsidiary of the Corporation, shall require the prior approval and authorization of the Contract Review Committee.



      Any contract for the purchase of materials for and/or for the subletting of portions of the work covered by a general contract, which general contract has been properly executed or authorized, may be executed by, or the execution authorized by, an Executive Officer or Construction

Executive of the Corporation or a subsidiary, providing the consideration for such material contract or subcontract does not exceed the sum of

$500,000 or in the event such material contract or subcontract provides for a performance and payment bond by a responsible surety, then $2,000,000.

Where the contract consideration exceeds the foregoing limits, the execution of the contract shall require the approval (1) in the case of

Turner Construction Company of the Chairman of the Board, or the Vice

Chairman of the Board, or the President, or the Executive Vice President,

or a Group Vice President, or a Senior Vice President, or such other

Executive Officer as may be designated by the Chairman of the Board or the

President, and (2) in the case of any other subsidiary, the Chairman of the

Board.



      Except as otherwise specifically determined by the Board of Directors or the Executive Committee, the By-Laws of all subsidiaries of the

Corporation shall contain contract approval provisions consistent with the foregoing.



      Section 5.2  Bank Accounts.  Funds of the Corporation not otherwise employed shall be deposited to its credit in such banks or trust companies or with such bankers or other depositories and in such general accounts,

payroll accounts, dividend accounts or special accounts as may be designated by the Chairman of the Board, the Vice Chairman of the Board,

the President, an Executive Vice President, the Treasurer or any other

Executive Officer authorized so to do by the Board of Directors.



      Section 5.3  Checks and Drafts.  All checks or drafts drawn on the general accounts of the Corporation shall be signed by any two Executive

Officers or such other persons as may be designated by the Chairman of the

Board, or the Vice Chairman of the Board, the President, an Executive Vice

President, the Treasurer or any other Executive Officer authorized so to do by the Board of Directors.



      Checks or drafts drawn on payroll accounts, or dividend accounts, or special accounts shall be signed by any one Executive Officer or such other person, or by facsimile signature, as may be designated by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice

President, the Treasurer or any other Executive Officer authorized so to do by the Board of  Directors.



      Section 5.4  Notes and Loans.  Promissory notes, bills of exchange and/or acceptances, guarantees and loans of Corporation funds must be signed or, in the case of loans, approved by two Executive Officers, one of whom shall be either the Chairman of the Board, the President, the

Treasurer or such other Executive Officer as may be designated by the

Chairman of the Board or the President.



      Section 5.5  Other Contracts and Instruments.  All other contracts and instruments binding the Corporation shall be executed in the name and on behalf of the Corporation as maybe authorized by the Board of Directors.

Such authorization may be general or confined to specific instances.



      Section 5.6  Surety Bonds.  The Treasurer, or, in his absence, such other Executive Officer as may be designated by the Chairman of the Board or the President, may execute surety bonds and the application therefor in connection with the requirements of any proposal or contract which has been properly authorized.



      Section 5.7  Capital Transactions and Investments.  Capital

transactions in excess of $250,000 in the case of the Corporation or Turner

Construction Company and $100,000 in the case of any other subsidiary,

including the purchase or sale of securities, real or personal property or other investments, not made in the ordinary course of the construction business of the Corporation or any subsidiary, and acquisitions of or mergers with other companies shall be authorized by the Board of Directors,

or as otherwise provided in these By-Laws and provided further that, the

Chairman of the Corporation shall have authority to approve capital transactions in excess of $100,000 but less than $250,000, of any other subsidiary.  Investments made and disposed of pursuant to or in connection with the Corporation's case management program shall be authorized by the

Treasurer or such other officer as he or the Chief Executive Officer may designate.  Investments in, or disposal of, undeveloped or developed real estate by the Corporation or any subsidiary shall be authorized by the

Board of Directors either specifically or by delegation pursuant to such procedural policies as may be established from time to time by the Board of

Directors.



      Section 5.8  Electronic Banking.   Electronic banking agreements

entered into in the name of the Corporation must be signed by two Executive

Officers, one of whom shall be either the Chairman of the Board, the

President, the Treasurer or such other Executive Officer as may be designated by the Chairman of the Board or President.



      All electronic fund transfers must be authorized by two Executive

Officers, one of whom shall be either the Chairman of the Board, the

President, the Treasurer or such other Officers and individuals as may be designated by the Chairman of the Board or President.



                                ARTICLE VI

                              Corporate Seal



      Section 6.1  Corporate Seal.  The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of  Directors.

                                ARTICLE VII

                                Amendments



      Section 7.1  Amendments.  All By-Laws of the Corporation may be

amended or repealed and new By-Laws may be made, by an affirmative vote of holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, or by an affirmation vote of a majority of the Directors present at any meeting of the Board of Directors.



                               ARTICLE VIII

                              Indemnification



      Section 8.1  Indemnification.  The Corporation shall indemnify

Directors or Officers of the Corporation in the manner and to the fullest extent now or hereafter permitted by law in connection with any threatened,

pending or completed action, suit or proceeding (including civil, criminal,

administrative or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation's request.

Persons who are not Directors or Officers of the Corporation may be

similarly

indemnified in respect of such service to the extent authorized at any time by the Board of Directors.  The provisions of this Section shall be applicable to actions or proceedings commenced after the adoption hereof,

whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be Directors, Officers or employees and shall inure to the benefit of their heirs, executors and administrators.